                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536


                                     [LOGO]


--------------------------------------------------------------------------------

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.


MBS New Issue Term Sheet

Mortgage Pass-Through Certificates, Series 2007-B

$468,730,000  (approximate)  Classes A-1, A-2, M-1, M-2, M-3, M-4, M-5, M-6, M-7
and M-8 (Offered Certificates)

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

U.S. Bank National Association
Trustee and Custodian

Bank of America, National Association
Countrywide Home Loans Servicing LP
Wells Fargo Bank, N.A.
Servicers

March 29, 2007

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER
                                   ----------

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

               TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT
               (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND
               (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.


ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
 -------------------------------------------------------------------------------
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Certificates
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                                Est.  Est. Prin.
             Approx.         Interest -         WAL     Window     Delay           Expected
 Class      Size (1)       Principal Type(2) (yrs)(3)  (mos)(3)     Days            Ratings
----------------------------------------------------------------------------------------------------
Offered Certificates                                                         Moody's   S&P   Fitch
--------------------                                                         -------   ---   -----
----------------------------------------------------------------------------------------------------
  A-1     $398,997,000       Floating Rate -    2.94    1 - 79       0         Aaa     AAA    AAA
                             Super Senior
----------------------------------------------------------------------------------------------------
                             Floating Rate -    2.94    1 - 79
  A-2      $44,332,000       Super Senior                           0         Aaa     AAA    AAA
                             Support
----------------------------------------------------------------------------------------------------
  M-1       $7,526,000       Floating Rate -    4.79    37 - 79      0         Aa1     AA+    AA+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-2       $3,293,000       Floating Rate -    4.79    37 - 79      0         Aa2     AA+    AA+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-3       $2,352,000       Floating Rate -    4.79    37 - 79      0         Aa3     AA+    AA+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-4       $2,352,000       Floating Rate -    4.79    37 - 79      0          A1      AA     AA
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-5       $2,352,000       Floating Rate -    4.79    37 - 79      0          A2     AA-    AA-
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-6       $2,587,000       Floating Rate -    4.76    37 - 79      0         Baa1     A+     A+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-7       $2,587,000       Floating Rate -    4.54    37 - 73      0         Baa3     A-    BBB+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-8       $2,352,000       Floating Rate -    3.86    37 - 61      0         N/R     BBB-   BBB-
                             Mezzanine
----------------------------------------------------------------------------------------------------
Certificates Not Offered Hereunder
----------------------------------
----------------------------------------------------------------------------------------------------
   CE                 N/A
----------------------------------------------------------------------------------------------------
   R                  N/A
----------------------------------------------------------------------------------------------------

(1)  Class sizes are approximate and are subject to a +/- 5% variance.

(2) For each Distribution Date interest will accrue on the Offered Certificates at a rate equal to one-month LIBOR plus a related fixed certificate margin, subject to the Net Rate Cap. On each Distribution Date after the first possible Optional Termination Date, the certificate margin for the Senior Certificates will double and the certificate margin for the Mezzanine Certificates will be 1.5 times the related initial certificate margin.

(3) Estimated weighted average life and principal window for the Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
 -------------------------------------------------------------------------------
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Certificates
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                                Est.  Est. Prin.
             Approx.         Interest -         WAL     Window     Delay           Expected
 Class      Size (1)       Principal Type(2) (yrs)(3)  (mos)(3)     Days            Ratings
----------------------------------------------------------------------------------------------------
Offered Certificates                                                         Moody's   S&P   Fitch
--------------------                                                         -------   ---   -----
----------------------------------------------------------------------------------------------------
  A-1     $398,997,000       Floating Rate -    3.09    1 - 147      0         Aaa     AAA    AAA
                             Super Senior
----------------------------------------------------------------------------------------------------
                             Floating Rate -    3.09    1 - 147
  A-2      $44,332,000       Super Senior                            0         Aaa     AAA    AAA
                             Support
----------------------------------------------------------------------------------------------------
  M-1       $7,526,000       Floating Rate -    5.01    37 - 104     0         Aa1     AA+    AA+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-2       $3,293,000       Floating Rate -    4.97    37 - 97      0         Aa2     AA+    AA+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-3       $2,352,000       Floating Rate -    4.94    37 - 93      0         Aa3     AA+    AA+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-4       $2,352,000       Floating Rate -    4.90    37 - 90      0          A1      AA     AA
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-5       $2,352,000       Floating Rate -    4.86    37 - 86      0          A2     AA-    AA-
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-6       $2,587,000       Floating Rate -    4.76    37 - 81      0         Baa1     A+     A+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-7       $2,587,000       Floating Rate -    4.54    37 - 73      0         Baa3     A-    BBB+
                             Mezzanine
----------------------------------------------------------------------------------------------------
  M-8       $2,352,000       Floating Rate -    3.86    37 - 61      0         N/R     BBB-   BBB-
                             Mezzanine
----------------------------------------------------------------------------------------------------
Certificates Not Offered Hereunder
----------------------------------
----------------------------------------------------------------------------------------------------
   CE                 N/A
----------------------------------------------------------------------------------------------------
   R                  N/A
----------------------------------------------------------------------------------------------------

(1)  Class sizes are approximate and are subject to a +/- 5% variance.

(2) For each Distribution Date interest will accrue on the Offered Certificates at a rate equal to one-month LIBOR plus a related fixed certificate margin, subject to the Net Rate Cap. On each Distribution Date after the first possible Optional Termination Date, the certificate margin for the Senior Certificates will double and the certificate margin for the Mezzanine Certificates will be 1.5 times the related initial certificate margin.

(3) Estimated weighted average life and principal window for the Offered Certificates are estimated to maturity at a pricing speed of 100% PPC.




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Transaction                                 Banc of America Funding Corporation,
                                            Mortgage Pass-Through  Certificates,
                                            Series 2007-B

Issuing Entity                              Banc of America Funding 2007-B Trust

Lead Manager (Book Runner)                  Banc of America Securities LLC

Master Servicer and Securities
Administrator                               Wells Fargo Bank, N.A.

Originators of the
Mortgage Loans                              Bank    of     America,     National
                                            Association, Countrywide Home Loans,
                                            Inc. and Wells Fargo Bank, N.A.

Servicers of the
Mortgage Loans                              Bank     of     America,    National
                                            Association,  Countrywide Home Loans
                                            Servicing LP  and Wells  Fargo Bank,
                                            N.A.

Sponsor                                     Bank    of     America,     National
                                            Association

Depositor                                   Banc of America  Funding Corporation

Trustee and Custodian                       U.S. Bank National Association

Supplemental Interest Trust Trustee         Wells Fargo Bank, N.A.

Rating Agencies                             Standard & Poor's, a division of The
                                            McGraw-Hill Companies, Inc., Moody's
                                            Investors Service, Inc. and Fitch
                                            Ratings.

Swap Provider                               To be determined.

Cap Provider                                To be determined.

Total Transaction Size                      $470,375,789 (+/- 5%)


Total Offered Hereby                        $468,730,000 (+/- 5%)

Offered Certificates                        Class A-1,   Class A-2,   Class M-1,
                                            Class M-2,   Class M-3,   Class M-4,
                                            Class M-5, Class M-6,  Class M-7 and
                                            Class M-8

The Mortgage Pool                           The "Mortgage  Pool" will consist of
                                            one   group   of   adjustable  rate,
                                            conventional, fully  amortizing  and
                                            negatively amortizing mortgage loans
                                            (the  "Mortgage Loans")  secured  by
                                            first liens on one-  to  four-family
                                            properties.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Mortgage Loans                              The   Mortgage   Loans   consist  of
                                            One-Year  LIBOR,  One-Year  CMT  and
                                            LAMA-based   conforming   and  jumbo
                                            balance   adjustable-rate   Mortgage
                                            Loans   secured   by   first   lien,
                                            one-to-four   family,    residential
                                            properties.  Generally, the Mortgage
                                            Loans have a fixed interest rate for
                                            the  first 1 month or 3 months or 3,
                                            5, 7 or 10 years  after  origination
                                            and  thereafter  the Mortgage  Loans
                                            have  a  variable   interest   rate.
                                            Approximately 81.60% of the Mortgage
                                            Loans  require  only the  payment of
                                            interest until the 37th,  61st, 85th
                                            or  121st  payment.  Generally,  the
                                            mortgage  interest  rate  adjusts at
                                            the   end  of  the   initial   fixed
                                            interest  rate  period and  annually
                                            thereafter. Substantially all of the
                                            Mortgage  Loans have original  terms
                                            to maturity of  approximately  30 to
                                            40 years.


                                            Approximately 13.18% of the Mortgage
                                            Loans are LAMA based adjustable-rate
                                            Mortgage   Loans  secured  by  first
                                            liens   on   one-   to   four-family
                                            residential properties with original
                                            terms to  maturity  of not more than
                                            30  years   and   flexible   payment
                                            options    ("Option   ARM   Mortgage
                                            Loans").    The   initial   required
                                            monthly payment is fully  amortizing
                                            based   on  the   initial   mortgage
                                            interest  rate  (which may be a rate
                                            that  is  less  than  the sum of the
                                            applicable  index at origination and
                                            the Gross  Margin  specified  in the
                                            related    mortgage).    After    an
                                            introductory period of either one or
                                            three   months,   the  borrower  may
                                            select  from  up  to  four   payment
                                            options  each  month:  (i) a monthly
                                            payment of  principal  and  interest
                                            sufficient  to  fully  amortize  the
                                            mortgage loan based on the remaining
                                            scheduled  term of the loan,  (ii) a
                                            monthly  payment  of  principal  and
                                            interest    sufficient    to   fully
                                            amortize the mortgage  loan over the
                                            remaining term based on a term of 15
                                            years  from  the  date of the  first
                                            scheduled  payment  on the  mortgage
                                            loan  (this  option   ceases  to  be
                                            available when the mortgage loan has
                                            been paid to its 16th  year),  (iii)
                                            an interest  only payment that would
                                            cover  solely the amount of interest
                                            that  accrued  during  the  previous
                                            month (this option is only available
                                            if  it  would   exceed  the  minimum
                                            payment  option for the  month),  or
                                            (iv)  a  minimum  payment  equal  to
                                            either  (a)  the   initial   monthly
                                            payment,  (b) the monthly payment as
                                            of the most recent annual adjustment
                                            date, or (c) the monthly  payment as
                                            of   the   most   recent   automatic
                                            adjustment,    whichever   is   most
                                            recent.  The minimum payment adjusts
                                            annually  after  the  first  payment
                                            date but is subject to a payment cap
                                            which   limits   any   increase   or
                                            decrease to no more than 7.5% of the
                                            previous   year's  minimum   payment
                                            amount.  In  addition,  the  minimum
                                            payment is  subject to an  automatic
                                            adjustment  every  five  years or if
                                            the outstanding principal balance of
                                            the mortgage  loan exceeds a certain
                                            percentage    specified    in    the
                                            applicable prospectus supplement, in
                                            each case without regard to the 7.5%
                                            limitation.     On    each    annual
                                            adjustment  date and in the event of
                                            an automatic adjustment, the minimum
                                            monthly  payment is  adjusted  to an
                                            amount  sufficient to fully amortize
                                            the  mortgage   loan  based  on  the
                                            then-current  mortgage interest rate
                                            and remaining  scheduled term of the
                                            loan,  unless,  in  the  case  of an
                                            annual   adjustment,   the   monthly
                                            payment  is  restricted  by the 7.5%
                                            limitation,   in   which   case  the
                                            monthly payment is adjusted by 7.5%.
                                            A minimum  payment may not cover the
                                            amount of interest  accrued during a
                                            month  and  may  not  pay  down  any
                                            principal.  Any interest not covered
                                            by  a  monthly  payment   ("Deferred


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                            Interest")  will  be  added  to  the
                                            Stated  Principal   Balance  of  the
                                            related  Option ARM  Mortgage  Loan.
                                            This     is     called     "negative
                                            amortization"   and  results  in  an
                                            increase in the amount of  principal
                                            the  borrower  owes.  Interest  will
                                            then   accrue  on  this  new  larger
                                            principal  balance.  The  amount  of
                                            Deferred  Interest,  if  any,  for a
                                            given  month will  reduce the amount
                                            of   interest   collected   on   the
                                            Mortgage  Loans and  available to be
                                            distributed  as   distributions   of
                                            interest to the Certificates.

                                            See the  collateral  appendix  for a
                                            more  in-depth  description  of  the
                                            Mortgage Loans.

Expected Pricing Date                       Week of March 26, 2007

Closing Date                                On or about March 30, 2007

Distribution Date                           20th day of each month, or  the next
                                            succeeding   business   day   (First
                                            Distribution  Date:  April 20, 2007)

Cut-off Date                                March 1, 2007

Senior Certificates                         Classes A-1 and A-2

Mezzanine Certificates                      Classes  M-1,  M-2,  M-3,  M-4, M-5,
                                            M-6, M-7 and M-8

Super Senior Certificates                   Class A-1

Super Senior Support Certificates           Class A-2

Day Count                                   Actual/360

Final Scheduled Distribution Date           April 20, 2047

Prepayment Speed Assumption                 100% PPC. A prepayment assumption of
                                            100% PPC  represents  the percentage
                                            of CPR for the applicable period set
                                            forth in the table under the heading
                                            "Prepayment  Curve"  (i)  under  the
                                            heading   "A"  for  the  Option  ARM
                                            Mortgage   Loans,   (ii)  under  the
                                            heading "B" for the  Mortgage  Loans
                                            with  initial  fixed  interest  rate
                                            periods  of 3 years  or  less  after
                                            origination, (iii) under the heading
                                            "C"  for  the  Mortgage  Loans  with
                                            initial fixed  interest rate periods
                                            of 5 years after  origination,  (iv)
                                            under  the   heading   "D"  for  the
                                            Mortgage  Loans with  initial  fixed
                                            interest  rate  periods  of 7  years
                                            after origination,  or (v) under the
                                            heading "E" for the  Mortgage  Loans
                                            with  initial  fixed  interest  rate
                                            periods    of   10    years    after
                                            origination.  No  percentage  of PPC
                                            shall  exceed 99% CPR for the Option
                                            ARM  Mortgage  Loans and 85% CPR for
                                            the other loan groups.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Clearing                                    DTC, Clearstream and Euroclear

Denominations                                Original
                                            Certificate   Minimum       Incremental
                                              Form      Denominations   Denominations
                                              ----      -------------   -------------
         Senior Certificates                Book Entry       $1,000           $1

         Mezzanine Certificates             Book Entry      $25,000           $1

Determination Date                          For any  Distribution Date, the 16th
                                            day  of  the   month  in  which  the
                                            Distribution Date occurs or, if that
                                            day  is  not  a  business  day,  the
                                            immediately preceding business day.

Record Date                                 One  business  day   preceding   any
                                            Distribution Date.

SMMEA Eligibility                           The  Senior  Certificates   and  the
                                            Class  M-1,  Class  M-2,  Class M-3,
                                            Class M-4 and Class M-5 Certificates
                                            are expected to constitute "mortgage
                                            related  securities" for purposes of
                                            SMMEA.

Tax Structure                               For  federal  income  tax  purposes,
                                            certain  segregated  portions of the
                                            Issuing  Entity  will be  treated as
                                            one or more  "real  estate  mortgage
                                            investment    conduits"   (each,   a
                                            "REMIC").   Each   of  the   Offered
                                            Certificates  represents an interest
                                            in two assets for federal income tax
                                            purposes:  (i) a "regular  interest"
                                            in a REMIC, which will be treated as
                                            newly-originated   debt  instruments
                                            for most federal income tax purposes
                                            and (ii) the  right  to  payment  of
                                            Rate Cap  Carryover  Amounts and the
                                            obligation  to make  payments to the
                                            Supplemental  Interest  Trust  which
                                            are   expected   to   represent   an
                                            interest  in  a  notional  principal
                                            contract  for  federal   income  tax
                                            purposes.  Certain  classes  of  the
                                            Offered  Certificates  may be issued
                                            with   "original   issue   discount"
                                            depending on their issue  price.  If
                                            your class of  Offered  Certificates
                                            is  issued   with   original   issue
                                            discount,  you must report  original
                                            issue discount  income over the life
                                            of  such  Certificate,   often  well
                                            before such income is distributed in
                                            cash to you.

Optional Termination                        The NIMS Insurer,  if any, will have
                                            the  option  to  purchase   all  the
                                            Mortgage  Loans  and any  properties
                                            that the Issuing Entity  acquired in
                                            satisfaction  of any of the Mortgage
                                            Loans.  If there is no NIMS Insurer,
                                            the majority  holder of the Class CE
                                            Certificates  will have the  option.
                                            If the majority  holder of the Class
                                            CE  Certificates  fails to  exercise
                                            the  option  on the  first  possible
                                            date  or  is  an  affiliate  of  the
                                            Sponsor,  the Master  Servicer  will
                                            have the option.  This option can be
                                            exercised when the aggregate  Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  is  less   than  10%  of  the
                                            aggregate unpaid  principal  balance
                                            of  the  Mortgage  Loans  as of  the
                                            Cut-off Date; provided, however, any
                                            optional    termination    will   be
                                            permitted   only   pursuant   to   a
                                            "qualified  liquidation"  as defined
                                            under  Section  860F of the Internal
                                            Revenue  Code of 1986,  as  amended.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                            The first Distribution Date on which
                                            such option  could be  exercised  is
                                            referred to herein as the  "Optional
                                            Termination Date."

The Pooling Agreement                       The  Certificates   will  be  issued
                                            pursuant to a Pooling and  Servicing
                                            Agreement (the "Pooling  Agreement")
                                            to be dated the Closing Date,  among
                                            the Depositor,  the Master Servicer,
                                            the Securities Administrator and the
                                            Trustee.

ERISA Eligibility                           The Offered Certificates,  exclusive
                                            of the  right  to  receive  payments
                                            from   the   Supplemental   Interest
                                            Trust,  are  expected to be eligible
                                            for  purchase  by or on behalf of an
                                            employee     benefit     plan     or
                                            arrangement, including an individual
                                            retirement  account,  subject to the
                                            Employee  Retirement Income Security
                                            Act of 1974,  as amended  ("ERISA"),
                                            Section 4975 of the Internal Revenue
                                            Code  of  1986,   as  amended   (the
                                            "Code")  or any  federal,  state  or
                                            local law  ("Similar  Law") which is
                                            similar   to   ERISA   or  the  Code
                                            (collectively,   a  "Plan")  if  the
                                            conditions   of  the  Exemption  (as
                                            defined below) are met. Prior to the
                                            termination   of  the   Supplemental
                                            Interest  Trust,  a Plan  must  also
                                            meet   the    requirements   of   an
                                            investor-based  class  exemption  or
                                            statutory  exemption  to be eligible
                                            to     purchase      the     Offered
                                            Certificates.

                                            The U.S.  Department  of  Labor  has
                                            extended    to   Banc   of   America
                                            Securities  LLC  an   administrative
                                            exemption  (the   "Exemption")  from
                                            certain     of    the     prohibited
                                            transaction  rules of ERISA  and the
                                            related  excise  tax  provisions  of
                                            Section   4975  of  the  Code   with
                                            respect to the initial purchase, the
                                            holding and the subsequent resale by
                                            certain  Plans  of  certificates  in
                                            pass-through  trusts that consist of
                                            certain receivables, loans and other
                                            obligations that meet the conditions
                                            and requirements of the Exemption.

                                            A fiduciary or other  person  acting
                                            on   behalf   of  any  Plan   should
                                            carefully   review  with  its  legal
                                            advisors  whether  the  purchase  or
                                            holding  of an  Offered  Certificate
                                            could  give  rise  to a  transaction
                                            prohibited    or    not    otherwise
                                            permissible under ERISA, the Code or
                                            Similar   Law.    Prospective   Plan
                                            investors  should consult with their
                                            legal advisors concerning the impact
                                            of ERISA,  the Code and Similar Law,
                                            the  applicability of the Exemption,
                                            and the  potential  consequences  in
                                            their specific circumstances,  prior
                                            to  making  an   investment  in  the
                                            Offered Certificates. Moreover, each
                                            Plan  fiduciary   should   determine
                                            whether  under  the  governing  plan
                                            instruments   and   the   applicable
                                            fiduciary  standards  of  investment
                                            prudence  and  diversification,   an
                                            investment     in    the     Offered
                                            Certificates  is appropriate for the
                                            Plan,   taking   into   account  the
                                            overall  investment  policy  of  the
                                            Plan  and  the  composition  of  the
                                            Plan's investment portfolio.

Targeted
Overcollateralization Amount                Approximately 0.35% of the aggregate
                                            Stated  Principal   Balance  of  the
                                            Mortgage Loans  as  of  the  Cut-off
                                            Date.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Overcollateralization Amount                The Overcollateralization  Amount on
                                            any  Distribution  Date is  equal to
                                            the excess of the  aggregate  Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related  collection  period over the
                                            aggregate   class   balance  of  the
                                            Certificates   (after   taking  into
                                            account   all    distributions    of
                                            principal on such  Distribution Date
                                            and  the   increase   of  any  class
                                            balance as a result of  recoveries).
                                            On    the    Closing    Date,    the
                                            Overcollateralization    Amount   is
                                            expected   to  equal  the   Targeted
                                            Overcollateralization Amount.

Overcollateralization Release Amount        The  Overcollateralization   Release
                                            Amount  means,  with  respect to any
                                            Distribution  Date on or  after  the
                                            Stepdown  Date on  which  a  Trigger
                                            Event is not in  effect,  the lesser
                                            of  (x)  the  Principal   Remittance
                                            Amount  for such  Distribution  Date
                                            and (y) the  excess,  if any, of (i)
                                            the Overcollateralization Amount for
                                            such   Distribution  Date  (assuming
                                            that    100%   of   the    Principal
                                            Remittance  Amount is  applied  as a
                                            principal     payment     on     the
                                            Certificates  on  such  Distribution
                                            Date)   over   (ii)   the   Targeted
                                            Overcollateralization Amount. On any
                                            Distribution    Date    before   the
                                            Stepdown  Date or on which a Trigger
                                            Event    is    in    effect,     the
                                            Overcollateralization Release Amount
                                            will be zero.

Overcollateralization Deficiency Amount     As of  any  Distribution  Date,  the
                                            Overcollateralization     Deficiency
                                            Amount is the excess, if any, of (x)
                                            the  Targeted  Overcollateralization
                                            Amount   over  (y)  the   difference
                                            (which may be negative)  between (i)
                                            the   aggregate   Stated   Principal
                                            Balance of the Mortgage  Loans as of
                                            the   last   day  of   the   related
                                            Collection   Period   and  (ii)  the
                                            aggregate   class   balance  of  all
                                            classes   of   Certificates   (after
                                            taking into account the reduction on
                                            that  Distribution Date of the class
                                            balances    of   all    classes   of
                                            Certificates   resulting   from  the
                                            distribution    of   the   Principal
                                            Distribution  Amount  (but  not  the
                                            Extra Principal Distribution Amount)
                                            on that Distribution Date, but prior
                                            to taking  into  account any Applied
                                            Realized   Loss   Amounts   on  that
                                            Distribution Date).

Stepdown Date                               The  earlier  to  occur  of (i)  the
                                            Distribution   Date   following  the
                                            Distribution   Date  on  which   the
                                            aggregate   class   balance  of  the
                                            Senior Certificates has been reduced
                                            to zero and (ii) the  later to occur
                                            of  (a)  the  Distribution  Date  in
                                            April   2010   and  (b)  the   first
                                            Distribution   Date  on  which   the
                                            Senior  Enhancement   Percentage  is
                                            greater  than or equal to double the
                                            Senior Enhancement Percentage as  of
                                            the Closing Date.

Senior Enhancement Percentage               The Senior Enhancement Percentage is
                                            obtained by dividing  (x) the sum of
                                            the  aggregate  class balance of the
                                            Mezzanine   Certificates   and   the
                                            Overcollateralization Amount (before
                                            taking into account distributions of
                                            principal on such Distribution Date)
                                            by   (y)   the   aggregate    Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Accrued Certificate Interest                Accrued  Certificate   Interest  for
                                            each class of Certificates  entitled
                                            to  distributions  of  interest  and
                                            each   Distribution  Date  means  an
                                            amount equal to the interest accrued
                                            during the related  Interest Accrual
                                            Period on the class  balance of such
                                            class   of   Certificates   at   the
                                            applicable    Certificate   Interest
                                            Rate,  minus each  class's  Interest
                                            Percentage of shortfalls  due to the
                                            Servicemembers   Civil   Relief  Act
                                            related  to any  Mortgage  Loans for
                                            such Distribution Date.

Interest Percentage                         The  Interest  Percentage  for  each
                                            class of  Certificates  is the ratio
                                            (expressed  as a decimal  carried to
                                            six    places)   of   the    Accrued
                                            Certificate  Interest for such class
                                            to the Accrued Certificate  Interest
                                            for   all    classes    of    Senior
                                            Certificates      and      Mezzanine
                                            Certificates  with  respect  to such
                                            Distribution Date and without regard
                                            to    shortfalls    due    to    the
                                            Servicemembers Civil Relief Act.

Certificate Interest Rate                   The  Certificate  Interest  Rate for
                                            each    class    of   the    Offered
                                            Certificates  is the  lesser  of (1)
                                            the sum of (i)  one-month  LIBOR  as
                                            determined  for the  related  period
                                            and  (ii)  the  related  certificate
                                            margin  (the sum of (i) and (ii),  a
                                            "Pass-Through Rate") and (2) the Net
                                            Rate Cap. On each  Distribution Date
                                            after  the first  possible  Optional
                                            Termination  Date,  the  certificate
                                            margin for the  Senior  Certificates
                                            will  double  and  the   certificate
                                            margin     for     the     Mezzanine
                                            Certificates  will be 1.5  times the
                                            related initial certificate margin.

Monthly Excess Interest Amount              The Monthly Excess  Interest  Amount
                                            for any  Distribution  Date  will be
                                            the  amount  by which  the  Interest
                                            Remittance     Amount    for    such
                                            Distribution    Date   exceeds   the
                                            aggregate amount distributed on such
                                            Distribution   Date  in  respect  of
                                            Accrued  Certificate   Interest  and
                                            Interest     Carryforward    Amounts
                                            pursuant to priorities first through
                                            third   of   the   Available   Funds
                                            Allocation.

Net Mortgage Interest Rate                  The Net Mortgage  Interest  Rate for
                                            each  Mortgage  Loan is equal to its
                                            mortgage  interest rate less the (i)
                                            Servicing  Fee  Rate  and  (ii)  the
                                            Master Servicer Fee Rate.

Net Rate Cap                                The   Net    Rate    Cap   for   any
                                            Distribution  Date  will  be  a  per
                                            annum rate  (expressed  on the basis
                                            of an assumed  360-day  year and the
                                            actual number of days elapsed during
                                            the related accrual period) equal to
                                            the lesser of (a) (i) the average of
                                            the Net Mortgage  Interest Rates for
                                            the Mortgage Loans,  weighted on the
                                            basis   of  the   Stated   Principal
                                            Balances of the Mortgage Loans as of
                                            the   first   day  of  the   related
                                            collection period less (ii) 12 times
                                            the  quotient  of (x) the  Net  Swap
                                            Payment or Swap Termination Payment,
                                            if any,  made to the  Swap  Provider
                                            (only  if  such   Swap   Termination
                                            Payment   is  not   due  to  a  Swap
                                            Provider  Trigger  Event (as defined
                                            in   the    Interest    Rate    Swap
                                            Agreement))  and (y)  the  aggregate
                                            Stated  Principal   Balance  of  the
                                            Mortgage  Loans as of the  first day
                                            of the related collection period and
                                            (b) the Available Funds Rate Cap.

Available Funds Rate Cap                    The Available Funds Rate Cap for any
                                            Distribution  Date  will  be  a  per
                                            annum rate  (expressed  on the basis
                                            of an assumed  360-day  year and the
                                            actual number of days elapsed during
                                            the related accrual period) equal to
                                            the  product  of (a)  the  Available

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            Funds for such Distribution Date and
                                            (b) a  fraction,  the  numerator  of
                                            which is 12 and the  denominator  of
                                            which   is  the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  first  day of the
                                            related collection period.

Rate Cap Carryover Amount                   On any  Distribution  Date  for  any
                                            class of Certificates, the excess of
                                            (x)  the  amount  of  interest  such
                                            class  of  Certificates  would  have
                                            been  entitled  to  receive  on such
                                            Distribution Date if the Certificate
                                            Interest  Rate had not been  limited
                                            by the Net  Rate  Cap  over  (y) the
                                            amount  of  interest  such  class of
                                            Certificates    received   on   such
                                            Distribution  Date  based on the Net
                                            Rate Cap,  together  with the unpaid
                                            portion  of  any  such  excess  from
                                            prior    Distribution   Dates   (and
                                            interest   accrued  thereon  at  the
                                            then-applicable Pass-Through Rate).

Trigger Event                               A Trigger  Event exists with respect
                                            to any Distribution Date on or after
                                            the Stepdown Date if, as of the last
                                            day   of  the   related   collection
                                            period,  (i) the three month rolling
                                            average   of  60+   day   delinquent
                                            Mortgage Loans  (including  Mortgage
                                            Loans  that  are  in  bankruptcy  or
                                            foreclosure   and   are   60+   days
                                            delinquent   or  that  are  REO)  is
                                            greater  than  [TBD]% of the  Senior
                                            Enhancement  Percentage  or  (ii) if
                                            the  aggregate  amount  of  Realized
                                            Losses   on   the   Mortgage   Loans
                                            incurred   since  the  Cut-off  Date
                                            through  the last day of the related
                                            collection  period  (reduced  by the
                                            aggregate   amount   of   recoveries
                                            related   to  the   Mortgage   Loans
                                            received   since  the  Cut-off  Date
                                            through  the last day of the related
                                            collection  period)  divided  by the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans on the Cut-off
                                            Date exceeds the value defined below
                                            for such Distribution Date:


                                            Distribution Dates          Cumulative Realized Loss Percentage
                                            ------------------          -----------------------------------
                                            April 2009 - March 2010                   [TBD]

                                            April 2010 - March 2011                   [TBD]

                                            April 2011 - March 2012                   [TBD]

                                            April 2012 - March 2013                   [TBD]

                                            April 2013 and after                      [TBD]


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Available Funds Allocation                  On  each   Distribution   Date,  the
                                            Securities     Administrator    will
                                            distribute  Available  Funds  in the
                                            following  order  of  priority  (the
                                            "Available Funds Allocation"):

                                            first,  concurrently,  to the  Class
                                            A-1 and Class A-2 Certificates,  pro
                                            rata,   the   Accrued    Certificate
                                            Interest     thereon     for    such
                                            Distribution Date;

                                            second,  concurrently,  to the Class
                                            A-1 and Class A-2 Certificates,  pro
                                            rata,   the  Interest   Carryforward
                                            Amount thereon for such Distribution
                                            Date;

                                            third,    sequentially,    to    the
                                            Mezzanine  Certificates in numerical
                                            order,   the   Accrued   Certificate
                                            Interest     thereon     for    such
                                            Distribution Date;

                                            fourth,  concurrently,  to the Class
                                            A-1 and Class A-2 Certificates,  pro
                                            rata,    the    Senior     Principal
                                            Distribution  Amount until the class
                                            balances  thereof  have been reduced
                                            to zero;

                                            fifth, either:

                                                 (i)   with   respect  to   each
                                            Distribution  Date  (a)  before  the
                                            Stepdown Date or (b) as to  which  a
                                            Trigger   Event   is    in   effect,
                                            sequentially,   to   the   Mezzanine
                                            Certificates  in   numerical  order,
                                            up  to  the  Principal  Distribution
                                            Amount, until  the   class  balances
                                            thereof  have  been reduced to zero;
                                            or

                                                 (ii)   with   respect  to  each
                                            Distribution Date (a)  on  or  after
                                            the Stepdown Date and (b) as long as
                                            a Trigger  Event is  not  in effect,
                                            sequentially,   to   the   Mezzanine
                                            Certificates in numerical  order, up
                                            to   the    respective     Mezzanine
                                            Principal  Distribution  Amount  for
                                            each such  class,  until  the  class
                                            balances thereof  have been  reduced
                                            to zero;

                                            sixth,    sequentially,    to    the
                                            Mezzanine  Certificates in numerical
                                            order,  the  Interest   Carryforward
                                            Amount thereon for such Distribution
                                            Date;

                                            seventh,  sequentially, to the Class
                                            A-1,  Class A-2,  Class  M-1,  Class
                                            M-2,  Class M-3,  Class  M-4,  Class
                                            M-5,  Class M-6, Class M-7 and Class
                                            M-8 Certificates, in that order, any
                                            Unpaid  Realized  Loss  Amounts  for
                                            such  classes for such  Distribution
                                            Date;

                                            eighth,   from   amounts   otherwise
                                            distributable   on  the   Class   CE
                                            Certificates,  to the Cap  Carryover
                                            Reserve  Account  to  pay  Rate  Cap
                                            Carryover       Amounts       first,
                                            concurrently,    to    the    Senior
                                            Certificates,  pro  rata,  based  on
                                            Rate Cap Carryover  Amounts for each
                                            class  of  Senior  Certificates  and
                                            then sequentially,  to the Mezzanine
                                            Certificates in numerical order, any
                                            Rate Cap Carryover  Amounts for such
                                            classes;


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

                                            ninth,    from   amounts   otherwise
                                            distributable   on  the   Class   CE
                                            Certificates,  to  the  Supplemental
                                            Interest Trust to fund any Defaulted
                                            Swap Termination Payments; and

                                            tenth,  any  remaining   amounts  as
                                            specified in the  Pooling Agreement.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Interest Rate Support
--------------------------------------------------------------------------------


Interest Rate Swap Agreement                On    the    Closing    Date,    the
                                            Supplemental  Interest Trust Trustee
                                            on   behalf   of  the   supplemental
                                            interest  trust  (the  "Supplemental
                                            Interest  Trust") will enter into an
                                            Interest Rate Swap  Agreement with a
                                            notional  amount  equal  to, on each
                                            Distribution    Date,    the   "Swap
                                            Notional Amount." Under the Interest
                                            Rate     Swap     Agreement,     the
                                            Supplemental  Interest Trust will be
                                            obligated  to  pay a  fixed  monthly
                                            rate  on the  Swap  Notional  Amount
                                            (calculated  on a 30/360  basis)  as
                                            set forth in the Interest  Rate Swap
                                            Agreement  to the Swap  Provider and
                                            the Supplemental Interest Trust will
                                            be  entitled  to  receive  an amount
                                            equal  to the  then-current  rate of
                                            one-month LIBOR on the Swap Notional
                                            Amount  (calculated on an actual/360
                                            basis) as set forth in the  Interest
                                            Rate  Swap  Agreement  from the Swap
                                            Provider,  until the  Interest  Rate
                                            Swap Agreement is  terminated.  Only
                                            the   net    amount   of   the   two
                                            obligations  will  be  paid  by  the
                                            appropriate    party    ("Net   Swap
                                            Payment"). See the attached schedule
                                            for the  Swap  Notional  Amount  for
                                            each Distribution Date.

                                            The  Net   Swap   Payment   will  be
                                            deposited  into a swap  account (the
                                            "Swap Account") by the  Supplemental
                                            Interest  Trust Trustee  pursuant to
                                            the Pooling and Servicing  Agreement
                                            and  amounts  on deposit in the Swap
                                            Account  will  be   distributed   as
                                            described below under  "Supplemental
                                            Interest Trust Distributions" and in
                                            accordance  with the terms set forth
                                            in   the   Pooling   and   Servicing
                                            Agreement.   Amounts   in  the  Swap
                                            Account  will not be  invested.  The
                                            Swap  Account  will  be  part of the
                                            Supplemental  Interest Trust but not
                                            an asset of any REMIC.

                                            Upon   early   termination   of  the
                                            Interest  Rate Swap  Agreement,  the
                                            Supplemental  Interest  Trust or the
                                            Swap  Provider may be liable to make
                                            a  termination  payment  (the  "Swap
                                            Termination  Payment")  to the other
                                            party  (regardless  of  which  party
                                            caused  the  termination).  The Swap
                                            Termination Payment will be computed
                                            in  accordance  with the  procedures
                                            set forth in the Interest  Rate Swap
                                            Agreement.  In the  event  that  the
                                            Supplemental   Interest   Trust   is
                                            required to make a Swap  Termination
                                            Payment, the payment will be paid on
                                            the related  Distribution  Date, and
                                            on any subsequent Distribution Dates
                                            until paid in full,  generally prior
                                            to          distributions         to
                                            certificateholders.

                                            In the event  that the  Supplemental
                                            Interest   Trust   receives  a  Swap
                                            Termination Payment, and a successor
                                            Swap  Provider  cannot be  obtained,
                                            then such Swap  Termination  Payment
                                            will  be  deposited  into a  reserve
                                            account    and   the    Supplemental
                                            Interest  Trust  Trustee,   on  each
                                            subsequent  Distribution  Date, will
                                            withdraw  the amount of any Net Swap
                                            Payment  due  to  the   Supplemental
                                            Interest   Trust    (calculated   in
                                            accordance  with  the  terms  of the
                                            original    Interest    Rate    Swap
                                            Agreement) and  administer  such Net
                                            Swap Payment in accordance  with the
                                            terms of the Pooling  and  Servicing
                                            Agreement.

                                            A   "Defaulted   Swap    Termination
                                            Payment" means any payment  required
                                            to  be  made  by  the   Supplemental
                                            Interest  Trust to the Swap Provider
                                            pursuant to the  Interest  Rate Swap


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Interest Rate Support
--------------------------------------------------------------------------------


                                            Agreement as a result of an event of
                                            default under the Interest Rate Swap
                                            Agreement  with respect to which the
                                            Swap  Provider  is  the   defaulting
                                            party   or   a   termination   event
                                            (including  a downgrade  termination
                                            event) under that  agreement  (other
                                            than illegality or a tax event) with
                                            respect  to which the Swap  Provider
                                            is  the  sole  Affected   Party  (as
                                            defined  in the  Interest  Rate Swap
                                            Agreement).

Interest Rate Cap Agreement                 On    the    Closing    Date,    the
                                            Supplemental  Interest Trust Trustee
                                            will enter into an Interest Rate Cap
                                            Agreement.  Under the Interest  Rate
                                            Cap Agreement, the Cap Provider will
                                            be   obligated   to  pay,   on  each
                                            Distribution     Date,     to    the
                                            Supplemental  Interest Trust Trustee
                                            an amount  equal to the  product  of
                                            (a) the  excess,  if any, of (i) the
                                            lesser  of  (x)  the  then   current
                                            one-month  LIBOR  rate  and  (y) the
                                            high  strike  rate over (ii) the low
                                            strike  rate and (b) the  lesser  of
                                            (i) the then  current  bond  balance
                                            and (ii) the then  current  notional
                                            amount  set  forth  on the  attached
                                            Interest    Rate    Cap    Agreement
                                            Schedule,  based on an  "actual/360"
                                            basis  until the  Interest  Rate Cap
                                            Agreement is terminated.

                                            These  interest  rate  cap  payments
                                            will  be  deposited  into  the  Swap
                                            Account by the Supplemental Interest
                                            Trust   Trustee   pursuant   to  the
                                            Pooling and Servicing  Agreement and
                                            amounts   on  deposit  in  the  Swap
                                            Account  will  be   distributed   as
                                            described below under  "Supplemental
                                            Interest Trust Distributions" and in
                                            accordance  with the terms set forth
                                            in   the   Pooling   and   Servicing
                                            Agreement.

Supplemental Interest
Trust Distribution                          On any  Distribution  Date and after
                                            all    distributions    made   under
                                            "Available Funds Allocation"  above,
                                            funds  in the Swap  Account  will be
                                            distributed  in the following  order
                                            of priority:

                                            (i)      to the  Swap  Provider, all
                                                     Net  Swap Payments, if any,
                                                     owed to  the Swap  Provider
                                                     for such Distribution Date;

                                            (ii)     to the  Swap  Provider, any
                                                     Swap  Termination  Payment,
                                                     other than a Defaulted Swap
                                                     Termination   Payment,   if
                                                     any,  owed   to   the  Swap
                                                     Provider;

                                            (iii)    concurrently, to the Senior
                                                     Certificates, pro rata, any
                                                     remaining Accrued
                                                     Certificate Interest;

                                            (iv)     concurrently, to the Senior
                                                     Certificates, pro rata, any
                                                     remaining          Interest
                                                     Carryforward Amounts;

                                            (v)      sequentially,    to     the
                                                     Mezzanine  Certificates, in
                                                     numerical    order,     any
                                                     remaining           Accrued
                                                     Certificate Interest;

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Interest Rate Support
--------------------------------------------------------------------------------

                                            (vi)     sequentially,    to     the
                                                     Mezzanine  Certificates, in
                                                     numerical    order,     any
                                                     remaining          Interest
                                                     Carryforward Amounts;

                                            (vii)    to the holders of the class
                                                     or classes of  Certificates
                                                     then  entitled to   receive
                                                     distributions in respect of
                                                     principal,   in  accordance
                                                     with the priorities  fourth
                                                     and fifth of the  Available
                                                     Funds  Allocation,   in  an
                                                     amount     necessary     to
                                                     maintain    the    Targeted
                                                     Overcollateralization
                                                     Amount;

                                            (viii)   sequentially, to  Class A-1
                                                     and Class A-2 Certificates,
                                                     in that  order, any  Unpaid
                                                     Realized   Loss    Amounts,
                                                     based  on  Unpaid  Realized
                                                     Loss Amounts for  each such
                                                     class;

                                            (ix)     sequentially,   to      the
                                                     Mezzanine  Certificates, in
                                                     numerical order, any Unpaid
                                                     Realized Loss Amounts;

                                            (x)      from    amounts   otherwise
                                                     distributable on  the Class
                                                     CE            Certificates,
                                                     concurrently, to the Senior
                                                     Certificates, any remaining
                                                     Rate Cap Carryover Amounts,
                                                     pro rata;

                                            (xi)     from    amounts   otherwise
                                                     distributable  on the Class
                                                     CE  Certificates,  to   the
                                                     Mezzanine     Certificates,
                                                     sequentially, in  numerical
                                                     order, any  remaining  Rate
                                                     Cap Carryover Amounts;

                                            (xii)    from    amounts   otherwise
                                                     distributable on the  Class
                                                     CE  Certificates,   to  the
                                                     Supplemental       Interest
                                                     Trust,    to    fund    any
                                                     Defaulted Swap  Termination
                                                     Payment to the  extent  not
                                                     already paid; and

                                            (xiii)   any  remaining  amounts  as
                                                     specified  in  the  Pooling
                                                     Agreement.

                                            The  aggregate  of the amounts  paid
                                            pursuant  to clauses  (vii),  (viii)
                                            and (ix) above  shall not exceed the
                                            cumulative    unreimbursed   Applied
                                            Realized  Loss  Amounts  (reduced by
                                            cumulative recoveries).



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

Applied Realized Loss Amount                An Applied Realized Loss Amount with
                                            respect   to   any   class   of  the
                                            Mezzanine Certificates or the Senior
                                            Certificates  and  any  Distribution
                                            Date  is  an  amount  equal  to  the
                                            excess,  if  any  of  the  aggregate
                                            class  balance  of the  Certificates
                                            (after    giving   effect   to   the
                                            distribution    of   the   Principal
                                            Distribution Amount and any Net Swap
                                            Payments  from the Swap  Provider on
                                            any   Distribution   Date   and  the
                                            increase  of any class  balances  of
                                            any  Certificates  as  a  result  of
                                            Recoveries)   over   the   aggregate
                                            Stated  Principal   Balance  of  the
                                            Mortgage Loans as of the last day of
                                            the related collection period.

Available Funds                             Available Funds for any Distribution
                                            Date is the sum of (i) the  Interest
                                            Remittance     Amount    for    such
                                            Distribution   Date   and  (ii)  the
                                            Principal Remittance Amount for such
                                            Distribution Date.

Unpaid Realized Loss Amount                 Unpaid  Realized  Loss Amount  means
                                            for any class of Senior Certificates
                                            or Mezzanine  Certificates and as to
                                            any Distribution Date, the excess of
                                            (x) the cumulative amount of related
                                            Applied    Realized   Loss   Amounts
                                            allocated  to  such  class  for  all
                                            prior    Distribution    Dates,   as
                                            described   below  under   "Realized
                                            Losses," over (y) the sum of (a) the
                                            cumulative  amount of any recoveries
                                            allocated  to  such  class,  (b) the
                                            cumulative amount of Unpaid Realized
                                            Loss  Amounts   reimbursed  to  such
                                            class  for  all  prior  Distribution
                                            Dates  from  the   Excess   Cashflow
                                            Distributions and (c) the cumulative
                                            amount  of  Unpaid   Realized   Loss
                                            Amounts reimbursed to such class for
                                            all prior  Distribution  Dates  from
                                            the Supplemental Interest Trust.

Class M-1 Principal
Distribution Amount                         The Class M-1 Principal Distribution
                                            Amount  is an  amount  equal  to the
                                            excess  of (x) the sum of the  class
                                            balances of the Senior  Certificates
                                            (after     taking    into    account
                                            allocation  of the Senior  Principal
                                            Distribution  Amount)  and the Class
                                            M-1 Certificates  immediately  prior
                                            to such  Distribution  Date over (y)
                                            the lesser of (A) the product of (i)
                                            approximately  91.70%  and  (ii) the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans as of the last
                                            day of the related collection period
                                            and   (B)   the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period, minus the
                                            product  of (x)  0.35%  and  (y) the
                                            Cut-off Date  Principal  Balance for
                                            the Mortgage Loans.

Class M-2 Principal
Distribution Amount                         The Class M-2 Principal Distribution
                                            Amount  is an  amount  equal  to the
                                            excess  of (x) the sum of the  class
                                            balances of the Senior  Certificates
                                            (after     taking    into    account
                                            allocation  of the Senior  Principal
                                            Distribution  Amount), the Class M-1
                                            Certificates   (after   taking  into
                                            account  the  Class  M-1   Principal
                                            Distribution  Amount)  and the Class
                                            M-2 Certificates  immediately  prior
                                            to such  Distribution  Date over (y)
                                            the lesser of (A) the product of (i)
                                            approximately  93.10%  and  (ii) the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans as of the last
                                            day of the related collection period
                                            and   (B)   the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period, minus the
                                            product  of (x)  0.35%  and  (y) the
                                            Cut-off Date  Principal  Balance for
                                            the Mortgage Loans.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------


Class M-3 Principal
Distribution Amount                         The Class M-3 Principal Distribution
                                            Amount  is an  amount  equal  to the
                                            excess  of (x) the sum of the  class
                                            balance of the  Senior  Certificates
                                            (after     taking    into    account
                                            allocation  of the Senior  Principal
                                            Distribution  Amount), the Class M-1
                                            Certificates   (after   taking  into
                                            account  the  Class  M-1   Principal
                                            Distribution  Amount), the Class M-2
                                            Certificates   (after   taking  into
                                            account  the  Class  M-2   Principal
                                            Distribution  Amount)  and the Class
                                            M-3 Certificates  immediately  prior
                                            to such  Distribution  Date over (y)
                                            the lesser of (A) the product of (i)
                                            approximately  94.10%  and  (ii) the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans as of the last
                                            day of the related collection period
                                            and   (B)   the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period, minus the
                                            product  of (x)  0.35%  and  (y) the
                                            Cut-off Date  Principal  Balance for
                                            the Mortgage Loans.

Class M-4 Principal
Distribution Amount                         The Class M-4 Principal Distribution
                                            Amount  is an  amount  equal  to the
                                            excess  of (x) the sum of the  class
                                            balance   of   Senior   Certificates
                                            (after     taking    into    account
                                            allocation  of the Senior  Principal
                                            Distribution  Amount), the Class M-1
                                            Certificates   (after   taking  into
                                            account  the  Class  M-1   Principal
                                            Distribution  Amount), the Class M-2
                                            Certificates   (after   taking  into
                                            account  the  Class  M-2   Principal
                                            Distribution  Amount), the Class M-3
                                            Certificates   (after   taking  into
                                            account  the  Class  M-3   Principal
                                            Distribution  Amount)  and the Class
                                            M-4 Certificates  immediately  prior
                                            to such  Distribution  Date over (y)
                                            the lesser of (A) the product of (i)
                                            approximately  95.10%  and  (ii) the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans as of the last
                                            day of the related collection period
                                            and   (B)   the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period, minus the
                                            product  of (x)  0.35%  and  (y) the
                                            Cut-off Date  Principal  Balance for
                                            the Mortgage Loans.

Class M-5 Principal
Distribution Amount                         The Class M-5 Principal Distribution
                                            Amount  is an  amount  equal  to the
                                            excess  of (x) the sum of the  class
                                            balance   of   Senior   Certificates
                                            (after     taking    into    account
                                            allocation  of the Senior  Principal
                                            Distribution  Amount), the Class M-1
                                            Certificates   (after   taking  into
                                            account  the  Class  M-1   Principal
                                            Distribution  Amount), the Class M-2
                                            Certificates   (after   taking  into
                                            account  the  Class  M-2   Principal
                                            Distribution  Amount), the Class M-3
                                            Certificates   (after   taking  into
                                            account  the  Class  M-3   Principal
                                            Distribution  Amount), the Class M-4
                                            Certificates   (after   taking  into
                                            account  the  Class  M-4   Principal
                                            Distribution  Amount)  and the Class
                                            M-5 Certificates  immediately  prior
                                            to such  Distribution  Date over (y)
                                            the lesser of (A) the product of (i)
                                            approximately  96.10%  and  (ii) the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans as of the last

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

                                            day of the related collection period
                                            and   (B)   the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period, minus the
                                            product  of (x)  0.35%  and  (y) the
                                            Cut-off Date  Principal  Balance for
                                            the Mortgage Loans.

Class M-6 Principal
Distribution Amount                         The Class M-6 Principal Distribution
                                            Amount  is an  amount  equal  to the
                                            excess  of (x) the sum of the  class
                                            balance   of   Senior   Certificates
                                            (after     taking    into    account
                                            allocation  of the Senior  Principal
                                            Distribution  Amount), the Class M-1
                                            Certificates   (after   taking  into
                                            account  the  Class  M-1   Principal
                                            Distribution  Amount), the Class M-2
                                            Certificates   (after   taking  into
                                            account  the  Class  M-2   Principal
                                            Distribution  Amount), the Class M-3
                                            Certificates   (after   taking  into
                                            account  the  Class  M-3   Principal
                                            Distribution  Amount), the Class M-4
                                            Certificates   (after   taking  into
                                            account  the  Class  M-4   Principal
                                            Distribution  Amount), the Class M-5
                                            Certificates   (after   taking  into
                                            account  the  Class  M-5   Principal
                                            Distribution  Amount)  and the Class
                                            M-6 Certificates  immediately  prior
                                            to such  Distribution  Date over (y)
                                            the lesser of (A) the product of (i)
                                            approximately  97.20%  and  (ii) the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans as of the last
                                            day of the related collection period
                                            and   (B)   the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period, minus the
                                            product  of (x)  0.35%  and  (y) the
                                            Cut-off Date  Principal  Balance for
                                            the Mortgage Loans.

Class M-7 Principal
Distribution Amount                         The Class M-7 Principal Distribution
                                            Amount  is an  amount  equal  to the
                                            excess  of (x) the sum of the  class
                                            balance   of   Senior   Certificates
                                            (after     taking    into    account
                                            allocation  of the Senior  Principal
                                            Distribution  Amount), the Class M-1
                                            Certificates   (after   taking  into
                                            account  the  Class  M-1   Principal
                                            Distribution  Amount), the Class M-2
                                            Certificates   (after   taking  into
                                            account  the  Class  M-2   Principal
                                            Distribution  Amount), the Class M-3
                                            Certificates   (after   taking  into
                                            account  the  Class  M-3   Principal
                                            Distribution  Amount), the Class M-4
                                            Certificates   (after   taking  into
                                            account  the  Class  M-4   Principal
                                            Distribution  Amount), the Class M-5
                                            Certificates   (after   taking  into
                                            account  the  Class  M-5   Principal
                                            Distribution  Amount), the Class M-6
                                            Certificates   (after   taking  into
                                            account  the  Class  M-6   Principal
                                            Distribution  Amount)  and the Class
                                            M-7 Certificates  immediately  prior
                                            to such  Distribution  Date over (y)
                                            the lesser of (A) the product of (i)
                                            approximately  98.30%  and  (ii) the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans as of the last
                                            day of the related collection period
                                            and   (B)   the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period, minus the
                                            product  of (x)  0.35%  and  (y) the
                                            Cut-off Date  Principal  Balance for
                                            the Mortgage Loans.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

Class M-8 Principal
Distribution Amount                         The Class M-8 Principal Distribution
                                            Amount  is an  amount  equal  to the
                                            excess  of (x) the sum of the  class
                                            balance   of   Senior   Certificates
                                            (after     taking    into    account
                                            allocation  of the Senior  Principal
                                            Distribution  Amount), the Class M-1
                                            Certificates   (after   taking  into
                                            account  the  Class  M-1   Principal
                                            Distribution  Amount), the Class M-2
                                            Certificates   (after   taking  into
                                            account  the  Class  M-2   Principal
                                            Distribution  Amount), the Class M-3
                                            Certificates   (after   taking  into
                                            account  the  Class  M-3   Principal
                                            Distribution  Amount), the Class M-4
                                            Certificates   (after   taking  into
                                            account  the  Class  M-4   Principal
                                            Distribution  Amount), the Class M-5
                                            Certificates   (after   taking  into
                                            account  the  Class  M-5   Principal
                                            Distribution  Amount), the Class M-6
                                            Certificates   (after   taking  into
                                            account  the  Class  M-6   Principal
                                            Distribution  Amount), the Class M-7
                                            Certificates   (after   taking  into
                                            account  the  Class  M-7   Principal
                                            Distribution  Amount)  and the Class
                                            M-8 Certificates  immediately  prior
                                            to such  Distribution  Date over (y)
                                            the lesser of (A) the product of (i)
                                            approximately  99.30%  and  (ii) the
                                            aggregate Stated  Principal  Balance
                                            of the Mortgage Loans as of the last
                                            day of the related collection period
                                            and   (B)   the   aggregate   Stated
                                            Principal  Balance  of the  Mortgage
                                            Loans  as of  the  last  day  of the
                                            related collection period, minus the
                                            product  of (x)  0.35%  and  (y) the
                                            Cut-off Date  Principal  Balance for
                                            the Mortgage Loans.

Extra Principal
Distribution Amount                         The  Extra  Principal   Distribution
                                            Amount    with    respect   to   any
                                            Distribution  Date is the  lesser of
                                            (x)  the  Monthly  Excess   Interest
                                            Amount  for such  Distribution  Date
                                            and  (y)  the  Overcollateralization
                                            Deficiency     Amount    for    such
                                            Distribution Date.

Interest Remittance Amount                  As of any Distribution  Date and any
                                            Loan  Group  (A)  the  sum,  without
                                            duplication,  of  (i)  all  interest
                                            collected  or advanced  with respect
                                            to the related  collection period on
                                            the  Mortgage  Loans  in  such  Loan
                                            Group  received by the  Servicers on
                                            or prior to the  Determination  Date
                                            for such Distribution Date (less the
                                            Servicing Fees and Master  Servicing
                                            Fees   for  such   Mortgage   Loans,
                                            certain   amounts    available   for
                                            reimbursement    of   advances   and
                                            servicing  advances  with respect to
                                            such  Mortgage   Loans  and  certain
                                            other   reimbursable   expenses   or
                                            indemnification payments pursuant to
                                            the  Pooling  Agreement),  (ii)  all
                                            compensating  interest  paid  by the
                                            Servicers on such  Distribution Date
                                            with respect to such Mortgage Loans,
                                            (iii) the  portion of any payment in
                                            connection    with   any   principal
                                            prepayment,  substitution,  purchase
                                            price,  liquidation proceeds (net of
                                            certain   expenses)   or   insurance
                                            proceeds  relating to interest  with
                                            respect  to  such   Mortgage   Loans
                                            received    during    the    related
                                            collection    period,    (iv)    any
                                            Reimbursement   Amount  relating  to
                                            such Mortgage Loans received  during
                                            the  related  collection  period and
                                            (v)  on  the  Distribution  Date  on
                                            which the optional clean-up call for
                                            the Mortgage Loans and related trust
                                            property is exercised, the principal
                                            portion  of  the  termination  price
                                            related  to such Loan Group less (B)
                                            any  amounts  payable  to  the  Swap
                                            Provider  (including  any  Net  Swap

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

                                            Payment  and  any  Swap  Termination
                                            Payment  owed to the Swap  Provider,
                                            other   than   a   Defaulted    Swap
                                            Termination Payment).

Senior Principal Distribution Amount        As of any Distribution Date prior to
                                            the   Stepdown   Date   and  on  any
                                            Distribution   Date   thereafter  on
                                            which  the   Trigger   Event  is  in
                                            effect,    the   Senior    Principal
                                            Distribution  Amount will equal 100%
                                            of   the   Principal    Distribution
                                            Amount.

                                            As of any  Distribution  Date  on or
                                            after the Stepdown  Date and as long
                                            as a Trigger Event is not in effect,
                                            the  Senior  Principal  Distribution
                                            Amount  will equal the excess of (x)
                                            the  aggregate  class balance of the
                                            Senior   Certificates    immediately
                                            prior to such Distribution Date over
                                            (y) the lesser of (A) the product of
                                            (i)  approximately  89.10%  and (ii)
                                            the   aggregate   Stated   Principal
                                            Balance of the Mortgage  Loans as of
                                            the   last   day  of   the   related
                                            collection period and (B) the excess
                                            of the  aggregate  Stated  Principal
                                            Balance of the Mortgage  Loans as of
                                            the   last   day  of   the   related
                                            collection  period minus the product
                                            of (1) 0.35%  and (2) the  aggregate
                                            Stated  Principal   Balance  of  the
                                            Mortgage Loans on the Cut-off Date.

Principal Distribution Amount:              The Principal Distribution Amount is
                                            the sum of the Principal  Remittance
                                            Amount           (minus          the
                                            Overcollateralization        Release
                                            Amount,   if  any)  and  the   Extra
                                            Principal  Distribution  Amount,  if
                                            any.

Principal Remittance Amount                 The  Principal   Remittance   Amount
                                            means    with    respect    to   any
                                            Distribution  Date, the amount equal
                                            to (A) the sum of (i) all  scheduled
                                            payments of  principal  collected or
                                            advanced  on the  Mortgage  Loans by
                                            the  Servicers  that were due during
                                            the  related  collection  period and
                                            received      by     the     related
                                            Determination    Date,    (ii)   the
                                            principal portion of all partial and
                                            full  principal  prepayments  of the
                                            Mortgage   Loans   applied   by  the
                                            Servicers  during the prior calendar
                                            month,  (iii) the principal  portion
                                            of  all  related   Net   Liquidation
                                            Proceeds  and  Insurance   Proceeds,
                                            condemnation proceeds and recoveries
                                            received  during the prior  calendar
                                            month with  respect to the  Mortgage
                                            Loans,  (iv)  that  portion  of  the
                                            Purchase     Price,     representing
                                            principal  of  any   repurchased  or
                                            substituted   Mortgage   Loans  with
                                            respect to the prior calendar month,
                                            (v)  the  principal  portion  of any
                                            related   substitution   adjustments
                                            received  during the prior  calendar
                                            month with  respect to the  Mortgage
                                            Loans  and (vi) on the  Distribution
                                            Date on which the optional  clean-up
                                            call  for  the  Mortgage  Loans  and
                                            related trust property is exercised,
                                            the   principal   portion   of   the
                                            termination  price  less  (B) to the
                                            extent  any  amounts  payable to the
                                            Swap  Provider  (including  any  Net
                                            Swap    Payment    and   any    Swap
                                            Termination Payment owed to the Swap
                                            Provider,  other  than  a  Defaulted
                                            Swap Termination Payment) exceed the
                                            Interest Remittance Amounts for such
                                            Distribution  Date  (without  giving
                                            effect   to   clause   (B)   of  the
                                            definition  thereof),  the amount of
                                            such        excess.

Realized Losses                             A  Realized  Loss  is  (i) as to any
                                            Mortgage  Loan  that is  liquidated,
                                            the unpaid principal balance thereof
                                            less  the  net  proceeds   from  the
                                            liquidation  of,  and any  insurance

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Preliminary Summary of Transaction
--------------------------------------------------------------------------------

                                            proceeds  from,  such  Mortgage Loan
                                            and the related  mortgaged  property
                                            which are  applied to the  principal
                                            balance of such Mortgage Loan,  (ii)
                                            to the  extent of the  amount of any
                                            reduction of principal  balance by a
                                            bankruptcy  court  of the  mortgaged
                                            property  at less than the amount of
                                            the   Mortgage   Loan  and  (iii)  a
                                            reduction  in  the  monthly  payment
                                            resulting    from    a    bankruptcy
                                            proceeding.

                                            All Realized  Losses on the Mortgage
                                            Loans  will  be  allocated  on  each
                                            Distribution   Date,  first  to  the
                                            Monthly Excess  Interest,  second to
                                            the  amounts  in  the   Supplemental
                                            Interest  Trust,  third in reduction
                                            of the Overcollateralization Amount,
                                            fourth     to    the    Class    M-8
                                            Certificates, fifth to the Class M-7
                                            Certificates, sixth to the Class M-6
                                            Certificates,  seventh  to the Class
                                            M-5  Certificates,   eighth  to  the
                                            Class M-4 Certificates, ninth to the
                                            Class M-3 Certificates, tenth to the
                                            Class M-2 Certificates,  eleventh to
                                            the Class M-1 Certificates,  twelfth
                                            to the  Class A-2  Certificates  and
                                            thirteenth    to   the   Class   A-1
                                            Certificates.

Interest Carryforward Amount                The  Interest   Carryforward  Amount
                                            means    (i)    for    the    Senior
                                            Certificates   and   the   Mezzanine
                                            Certificates     and    the    first
                                            Distribution  Date,  zero,  and (ii)
                                            with  respect to any class of Senior
                                            Certificates       or      Mezzanine
                                            Certificates  and  any  Distribution
                                            Date  after the  first  Distribution
                                            Date,  the amount,  if any, by which
                                            (a)   the   sum   of   (1)   Accrued
                                            Certificate  Interest for such class
                                            for   the   immediately    preceding
                                            Distribution   Date   and   (2)  the
                                            outstanding  Interest   Carryforward
                                            Amount,  if any,  for such class for
                                            such  preceding   Distribution  Date
                                            exceeds  (b)  the  aggregate  amount
                                            distributed on such class in respect
                                            of   interest   on  such   preceding
                                            Distribution  Date, plus interest on
                                            the amount of  interest  due but not
                                            paid on such class on such preceding
                                            Distribution  Date,  to  the  extent
                                            permitted by law, at the Certificate
                                            Interest Rate for such class for the
                                            related accrual period.

Servicing Fees                              The  Servicing  Fees with respect to
                                            the  Mortgage  Loans are payable out
                                            of the interest payments received on
                                            each  Mortgage  Loan.  The Servicing
                                            Fees  will   accrue  on  the  Stated
                                            Principal  Balance of each  Mortgage
                                            Loan at a rate (the  "Servicing  Fee
                                            Rate") ranging from 0.175% to 0.375%
                                            per annum.

Master Servicing Fees                       The  Master   Servicing   Fees  with
                                            respect  to the  Mortgage  Loans are
                                            payable out of the interest payments
                                            received on each Mortgage  Loan. The
                                            Master Servicing Fees will accrue on
                                            the Stated Principal Balance of each
                                            Mortgage Loan at a rate (the "Master
                                            Servicing Fee Rate") equal to 0.007%
                                            per annum.

Compensating Interest                       The aggregate  Servicing Fee payable
                                            to a Servicer  for any month will be
                                            reduced  by an  amount  equal to the
                                            prepayment  interest  shortfall  for
                                            such Distribution Date. Such amounts
                                            will  be  used  to  cover   full  or
                                            partial     prepayment      interest
                                            shortfalls,  if any,  on the related
                                            Mortgage Loans.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Preliminary Interest Rate Swap Schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Distribution   Swap Notional             Distribution    Swap Notional
 Period       Date         Amount ($)    Period       Date          Amount ($)
--------------------------------------------------------------------------------
   1      20-Apr-2007    347,117,539.87    31       20-Oct-2009   152,271,155.49
   2      20-May-2007    342,343,111.02    32       20-Nov-2009   146,324,351.98
   3      20-Jun-2007    337,337,925.91    33       20-Dec-2009   140,314,101.85
   4      20-Jul-2007    332,109,785.65    34       20-Jan-2010   134,198,168.44
   5      20-Aug-2007    326,652,924.78    35       20-Feb-2010   128,181,177.07
   6      20-Sep-2007    320,975,010.75    36       20-Mar-2010   122,427,878.24
   7      20-Oct-2007    315,082,861.13    37       20-Apr-2010   116,963,974.40
   8      20-Nov-2007    309,018,380.79    38       20-May-2010   111,819,408.34
   9      20-Dec-2007    302,789,995.11    39       20-Jun-2010   106,986,223.06
   10     20-Jan-2008    296,407,585.75    40       20-Jul-2010   102,414,029.86
   11     20-Feb-2008    289,889,074.75    41       20-Aug-2010    98,037,737.27
   12     20-Mar-2008    283,242,889.36    42       20-Sep-2010    93,819,620.54
   13     20-Apr-2008    276,478,714.51    43       20-Oct-2010    89,746,806.95
   14     20-May-2008    269,604,693.24    44       20-Nov-2010    85,815,506.06
   15     20-Jun-2008    262,633,682.52    45       20-Dec-2010    82,021,611.82
   16     20-Jul-2008    255,579,606.49    46       20-Jan-2011    78,363,912.24
   17     20-Aug-2008    248,456,084.06    47       20-Feb-2011    74,837,722.30
   18     20-Sep-2008    241,278,146.77    48       20-Mar-2011    71,440,933.69
   19     20-Oct-2008    234,057,299.18    49       20-Apr-2011    68,171,986.61
   20     20-Nov-2008    226,805,895.34    50       20-May-2011    65,026,519.85
   21     20-Dec-2008    219,535,989.92    51       20-Jun-2011    62,000,435.76
   22     20-Jan-2009    212,267,368.55    52       20-Jul-2011    59,093,137.99
   23     20-Feb-2009    205,015,252.18    53       20-Aug-2011    56,313,141.28
   24     20-Mar-2009    197,826,371.42    54       20-Sep-2011    53,647,566.36
   25     20-Apr-2009    190,775,932.05    55       20-Oct-2011    51,084,765.50
   26     20-May-2009    183,913,752.76    56       20-Nov-2011    48,509,939.72
   27     20-Jun-2009    177,235,253.50    57       20-Dec-2011    45,696,624.38
   28     20-Jul-2009    170,736,316.50    58       20-Jan-2012    42,431,776.56
   29     20-Aug-2009    164,413,412.49    59       20-Feb-2012    38,865,833.54
   30     20-Sep-2009    158,263,105.83    60       20-Mar-2012    35,404,318.17
--------------------------------------------------------------------------------


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                Preliminary Interest Rate Cap Agreement Schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Distribution         Notional              High              Low
Period         Date             Balance ($)          Strike (%)       Strike (%)
--------------------------------------------------------------------------------
  61        20-Apr-2012        85,600,875.66          6.5580           6.6580
  62        20-May-2012        83,131,251.35          6.7040           6.8040
  63        20-Jun-2012        80,737,467.51          6.8580           6.9580
  64        20-Jul-2012        78,417,192.43          6.9990           7.0990
  65        20-Aug-2012        76,168,192.45          7.1480           7.2480
  66        20-Sep-2012        71,714,911.40          7.2930           7.3930
  67        20-Oct-2012        69,651,401.36          7.2720           7.5220
  68        20-Nov-2012        67,651,091.25          7.4260           7.6760
  69        20-Dec-2012        65,712,041.07          7.5650           7.8150
  70        20-Jan-2013        63,832,292.16          7.6950           7.9450
  71        20-Feb-2013        62,010,309.77          7.8290           8.0790
  72        20-Mar-2013        58,556,707.73          7.9520           8.2020
  73        20-Apr-2013        56,879,780.17          8.0840           8.3340
  74        20-May-2013        55,253,541.72          8.1400           8.4600
  75        20-Jun-2013        53,676,453.52          8.2540           8.5740
  76        20-Jul-2013        52,147,025.18          8.3700           8.6900
  77        20-Aug-2013        50,663,839.44          8.4740           8.7940
  78        20-Sep-2013        47,615,362.97          8.1820           8.8920
  79        20-Oct-2013        46,220,588.35          8.2750           8.9850
  80        20-Nov-2013        44,867,893.68          8.3550           9.0650
  81        20-Dec-2013        43,555,987.55          8.4470           9.1570
  82        20-Jan-2014        42,283,664.69          8.5370           9.2470
  83        20-Feb-2014        41,050,068.91          8.5980           9.3080
  84        20-Mar-2014        38,609,829.48          8.6600           9.3700
  85        20-Apr-2014        37,448,870.59          8.7290           9.4390
  86        20-May-2014        36,322,970.42          8.2550           9.4950
  87        20-Jun-2014        35,231,065.36          8.2970           9.5370
  88        20-Jul-2014        34,172,124.61          8.3460           9.5860
  89        20-Aug-2014        33,145,157.97          8.3630           9.6030
  90        20-Sep-2014        32,149,178.61          8.3880           9.6280
  91        20-Oct-2014        31,183,255.87          8.4080           9.6480
  92        20-Nov-2014        30,246,473.16          8.4050           9.6450
  93        20-Dec-2014        29,337,951.23          8.4160           9.6560
  94        20-Jan-2015        28,456,841.49          8.4110           9.6510
  95        20-Feb-2015        27,602,342.06          8.3950           9.6350
  96        20-Mar-2015        26,773,583.60          8.3670           9.6070
  97        20-Apr-2015        25,969,811.93          8.3470           9.5870
  98        20-May-2015        25,190,258.70          8.3180           9.5580
  99        20-Jun-2015        24,434,190.27          8.2820           9.5220
 100        20-Jul-2015        23,700,895.21          8.7630           9.4730


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                Preliminary Interest Rate Cap Agreement Schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Distribution         Notional              Low              High
Period         Date             Balance ($)          Strike (%)       Strike (%)
--------------------------------------------------------------------------------
   101      20-Aug-2015       22,989,682.73          8.7190           9.4290
--------------------------------------------------------------------------------
   102      20-Sep-2015       22,299,885.74          8.6680           9.3780
--------------------------------------------------------------------------------
   103      20-Oct-2015       21,630,854.29          8.5970           9.3070
--------------------------------------------------------------------------------
   104      20-Nov-2015       20,981,960.56          8.5120           9.2220
--------------------------------------------------------------------------------
   105      20-Dec-2015       20,352,591.86          8.4220           9.1320
--------------------------------------------------------------------------------
   106      20-Jan-2016       19,742,148.62          8.7310           9.0510
--------------------------------------------------------------------------------
   107      20-Feb-2016       19,150,003.36          8.6330           8.9530
--------------------------------------------------------------------------------
   108      20-Mar-2016       18,575,554.94          8.5360           8.8560
--------------------------------------------------------------------------------
   109      20-Apr-2016       18,018,362.96          8.5140           8.7640
--------------------------------------------------------------------------------
   110      20-May-2016       17,477,932.95          8.4020           8.6520
--------------------------------------------------------------------------------
   111      20-Jun-2016       16,953,757.58          8.2970           8.5470
--------------------------------------------------------------------------------
   112      20-Jul-2016       16,445,297.07          8.1810           8.4310
--------------------------------------------------------------------------------
   113      20-Aug-2016       15,952,117.94          8.0720           8.3220
--------------------------------------------------------------------------------
   114      20-Sep-2016       15,473,731.96          7.9510           8.2010
--------------------------------------------------------------------------------
   115      20-Oct-2016       15,009,624.25          7.9640           8.0640
--------------------------------------------------------------------------------
   116      20-Nov-2016       14,559,335.84          7.8390           7.9390
--------------------------------------------------------------------------------
   117      20-Dec-2016       14,122,499.57          7.7150           7.8150
--------------------------------------------------------------------------------
   118      20-Jan-2017       13,698,665.51          7.5910           7.6910
--------------------------------------------------------------------------------
   119      20-Feb-2017       13,284,802.38          7.4590           7.5590
--------------------------------------------------------------------------------
   120      20-Mar-2017       12,877,580.65          7.3300           7.4300
--------------------------------------------------------------------------------


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Prepayment Curve
--------------------------------------------------------------------------------

------------------------------------------------------------------------
              A             B             C             D          E
 Period     % CPR         % CPR        % CPR         % CPR       % CPR
------------------------------------------------------------------------
   1        60.00         20.00         8.00          7.00        7.00
------------------------------------------------------------------------
   2        85.00         20.45         8.74          7.51        7.51
------------------------------------------------------------------------
   3        85.00         20.91         9.48          8.03        8.03
------------------------------------------------------------------------
   4        85.00         21.36        10.22          8.54        8.54
------------------------------------------------------------------------
   5        60.00         21.82        10.96          9.06        9.06
------------------------------------------------------------------------
   6        42.00         22.27        11.70          9.57        9.57
------------------------------------------------------------------------
   7        42.00         22.73        12.43          10.09       10.09
------------------------------------------------------------------------
   8        42.00         23.18        13.17          10.60       10.60
------------------------------------------------------------------------
   9        42.00         23.64        13.91          11.11       11.11
------------------------------------------------------------------------
   10       42.00         24.09        14.65          11.63       11.63
------------------------------------------------------------------------
   11       42.00         24.55        15.39          12.14       12.14
------------------------------------------------------------------------
   12       42.00         25.00        16.13          12.66       12.66
------------------------------------------------------------------------
   13       42.00         25.42        16.87          13.17       13.17
------------------------------------------------------------------------
   14       42.00         25.83        17.61          13.69       13.69
------------------------------------------------------------------------
   15       42.00         26.25        18.35          14.20       14.20
------------------------------------------------------------------------
   16       42.00         26.67        19.09          14.71       14.71
------------------------------------------------------------------------
   17       42.00         27.08        19.83          15.23       15.23
------------------------------------------------------------------------
   18       42.00         27.50        20.57          15.74       15.74
------------------------------------------------------------------------
   19       42.00         27.92        21.30          16.26       16.26
------------------------------------------------------------------------
   20       42.00         28.33        22.04          16.77       16.77
------------------------------------------------------------------------
   21       42.00         28.75        22.78          17.29       17.29
------------------------------------------------------------------------
   22       42.00         29.17        23.52          17.80       17.80
------------------------------------------------------------------------
   23       42.00         29.58        24.26          18.31       18.31
------------------------------------------------------------------------
   24       42.00         30.00        25.00          18.83       18.83
------------------------------------------------------------------------
   25       42.00         30.25        25.00          19.34       19.34
------------------------------------------------------------------------
   26       42.00         30.50        25.00          19.86       19.86
------------------------------------------------------------------------
   27       42.00         30.75        25.00          20.37       20.37
------------------------------------------------------------------------
   28       42.00         31.00        25.00          20.89       20.89
------------------------------------------------------------------------
   29       42.00         31.25        25.00          21.40       21.40
------------------------------------------------------------------------
   30       42.00         31.50        25.00          21.91       21.91
------------------------------------------------------------------------
   31       42.00         31.75        25.00          22.43       22.43
------------------------------------------------------------------------
   32       42.00         32.00        25.00          22.94       22.94
------------------------------------------------------------------------
   33       42.00         40.25        25.00          23.46       23.46
------------------------------------------------------------------------
   34       42.00         48.50        25.00          23.97       23.97
------------------------------------------------------------------------
   35       42.00         56.75        25.00          24.49       24.49
------------------------------------------------------------------------
   36       42.00         65.00        25.00          25.00       25.00
------------------------------------------------------------------------
   37       42.00         61.00        25.42          25.00       25.00
------------------------------------------------------------------------
   38       42.00         57.00        25.83          25.00       25.00
------------------------------------------------------------------------
   39       42.00         53.00        26.25          25.00       25.00
------------------------------------------------------------------------
   40       42.00         49.00        26.67          25.00       25.00
------------------------------------------------------------------------
   41       42.00         45.00        27.08          25.00       25.00
------------------------------------------------------------------------

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Prepayment Curve
--------------------------------------------------------------------------------

------------------------------------------------------------------------
   42       42.00         45.00        27.50          25.00       25.00
------------------------------------------------------------------------
   43       42.00         45.00        27.92          25.00       25.00
------------------------------------------------------------------------
   44       42.00         45.00        28.33          25.00       25.00
------------------------------------------------------------------------
   45       42.00         45.00        28.75          25.00       25.00
------------------------------------------------------------------------
   46       42.00         45.00        29.17          25.00       25.00
------------------------------------------------------------------------
   47       42.00         45.00        29.58          25.00       25.00
------------------------------------------------------------------------
   48       42.00         45.00        30.00          25.00       25.00
------------------------------------------------------------------------
   49       42.00         45.00        30.25          25.00       25.00
------------------------------------------------------------------------
   50       42.00         45.00        30.50          25.00       25.00
------------------------------------------------------------------------
   51       42.00         45.00        30.75          25.00       25.00
------------------------------------------------------------------------
   52       42.00         45.00        31.00          25.00       25.00
------------------------------------------------------------------------
   53       42.00         45.00        31.25          25.00       25.00
------------------------------------------------------------------------
   54       42.00         45.00        31.50          25.00       25.00
------------------------------------------------------------------------
   55       42.00         45.00        31.75          25.00       25.00
------------------------------------------------------------------------
   56       42.00         45.00        32.00          25.00       25.00
------------------------------------------------------------------------
   57       42.00         45.00        40.25          25.00       25.00
------------------------------------------------------------------------
   58       42.00         45.00        48.50          25.00       25.00
------------------------------------------------------------------------
   59       42.00         45.00        56.75          25.00       25.00
------------------------------------------------------------------------
   60       42.00         45.00        65.00          25.00       25.00
------------------------------------------------------------------------
   61       42.00         45.00        61.00          25.42       25.00
------------------------------------------------------------------------
   62       42.00         45.00        57.00          25.83       25.00
------------------------------------------------------------------------
   63       42.00         45.00        53.00          26.25       25.00
------------------------------------------------------------------------
   64       42.00         45.00        49.00          26.67       25.00
------------------------------------------------------------------------
   65       42.00         45.00        45.00          27.08       25.00
------------------------------------------------------------------------
   66       42.00         45.00        45.00          27.50       25.00
------------------------------------------------------------------------
   67       42.00         45.00        45.00          27.92       25.00
------------------------------------------------------------------------
   68       42.00         45.00        45.00          28.33       25.00
------------------------------------------------------------------------
   69       42.00         45.00        45.00          28.75       25.00
------------------------------------------------------------------------
   70       42.00         45.00        45.00          29.17       25.00
------------------------------------------------------------------------
   71       42.00         45.00        45.00          29.58       25.00
------------------------------------------------------------------------
   72       42.00         45.00        45.00          30.00       25.00
------------------------------------------------------------------------
   73                     45.00        45.00          30.25       25.00
------------------------------------------------------------------------
   74                     45.00        45.00          30.50       25.00
------------------------------------------------------------------------
   75                     45.00        45.00          30.75       25.00
------------------------------------------------------------------------
   76                     45.00        45.00          31.00       25.00
------------------------------------------------------------------------
   77                     45.00        45.00          31.25       25.00
------------------------------------------------------------------------
   78                     45.00        45.00          31.50       25.00
------------------------------------------------------------------------
   79                     45.00        45.00          31.75       25.00
------------------------------------------------------------------------
   80                     45.00        45.00          32.00       25.00
------------------------------------------------------------------------
   81                     45.00        45.00          40.25       25.00
------------------------------------------------------------------------
   82                     45.00        45.00          48.50       25.00
------------------------------------------------------------------------
   83                     45.00        45.00          56.75       25.00
------------------------------------------------------------------------
   84                     45.00        45.00          65.00       25.00
------------------------------------------------------------------------

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Banc of America Funding 2007-B Trust
                Mortgage Pass-Through Certificates, Series 2007-B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Prepayment Curve
--------------------------------------------------------------------------------

------------------------------------------------------------------------
   85                     45.00        45.00          61.00       25.00
------------------------------------------------------------------------
   86                     45.00        45.00          57.00       25.00
------------------------------------------------------------------------
   87                     45.00        45.00          53.00       25.00
------------------------------------------------------------------------
   88                     45.00        45.00          49.00       25.00
------------------------------------------------------------------------
   89                     45.00        45.00          45.00       25.00
------------------------------------------------------------------------
   90                     45.00        45.00          45.00       25.00
------------------------------------------------------------------------
   91                     45.00        45.00          45.00       25.00
------------------------------------------------------------------------
   92                     45.00        45.00          45.00       25.00
------------------------------------------------------------------------
   93                     45.00        45.00          45.00       25.00
------------------------------------------------------------------------
   94                     45.00        45.00          45.00       25.00
------------------------------------------------------------------------
   95                     45.00        45.00          45.00       25.00
------------------------------------------------------------------------
   96                     45.00        45.00          45.00       25.00
------------------------------------------------------------------------
   97                     45.00        45.00          45.00       25.42
------------------------------------------------------------------------
   98                     45.00        45.00          45.00       25.83
------------------------------------------------------------------------
   99                     45.00        45.00          45.00       26.25
------------------------------------------------------------------------
  100                     45.00        45.00          45.00       26.67
------------------------------------------------------------------------
  101                     45.00        45.00          45.00       27.08
------------------------------------------------------------------------
  102                     45.00        45.00          45.00       27.50
------------------------------------------------------------------------
  103                     45.00        45.00          45.00       27.92
------------------------------------------------------------------------
  104                     45.00        45.00          45.00       28.33
------------------------------------------------------------------------
  105                     45.00        45.00          45.00       28.75
------------------------------------------------------------------------
  106                     45.00        45.00          45.00       29.17
------------------------------------------------------------------------
  107                     45.00        45.00          45.00       29.58
------------------------------------------------------------------------
  108                     45.00        45.00          45.00       30.00
------------------------------------------------------------------------
  109                     45.00        45.00          45.00       30.25
------------------------------------------------------------------------
  110                     45.00        45.00          45.00       30.50
------------------------------------------------------------------------
  111                     45.00        45.00          45.00       30.75
------------------------------------------------------------------------
  112                     45.00        45.00          45.00       31.00
------------------------------------------------------------------------
  113                     45.00        45.00          45.00       31.25
------------------------------------------------------------------------
  114                     45.00        45.00          45.00       31.50
------------------------------------------------------------------------
  115                     45.00        45.00          45.00       31.75
------------------------------------------------------------------------
  116                     45.00        45.00          45.00       32.00
------------------------------------------------------------------------
  117                     45.00        45.00          45.00       40.25
------------------------------------------------------------------------
  118                     45.00        45.00          45.00       48.50
------------------------------------------------------------------------
  119                     45.00        45.00          45.00       56.75
------------------------------------------------------------------------
  120                     45.00        45.00          45.00       65.00
------------------------------------------------------------------------
  121                     45.00        45.00          45.00       61.00
------------------------------------------------------------------------
  122                     45.00        45.00          45.00       57.00
------------------------------------------------------------------------
  123                     45.00        45.00          45.00       53.00
------------------------------------------------------------------------
  124                     45.00        45.00          45.00       49.00
------------------------------------------------------------------------
  125                     45.00        45.00          45.00       45.00
------------------------------------------------------------------------

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------